CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The RBB Fund, Inc. and to the use of our report dated October 30, 2019 on the financial statements and financial highlights of MFAM Global Opportunities Fund, MFAM Mid-Cap Growth Fund, Motley Fool 100 Index ETF, and MFAM Small-Cap Growth ETF, each a series of The RBB Fund, Inc. Such financial statements and financial highlights appear in the 2019 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 19, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The RBB Fund, Inc. and to the use of our report dated October 30, 2019 on the financial statements and financial highlights of Orinda Income Opportunities Fund, a series of The RBB Fund, Inc. Such financial statements and financial highlights appear in the 2019 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 19, 2019